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EXHIBIT 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement of Univision Communications Inc. on Form S-3 filed on or about June 5, 2003 of our report dated February 23, 2003, except for Note 4 for which the date is March 17, 2003, relating to the consolidated balance sheets of Hispanic Broadcasting Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the current report on Form 8-K of Univision Communications Inc. and to the reference to our firm under the caption "Experts" appearing in this Registration Statement. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, in 2001 and 2002.

/s/ KPMG LLP

Dallas, Texas
June 5, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS